EXHIBIT 99.1

Global Geophysical Services Announces 1st Quarter Earnings

HOUSTON, May 11, 2010 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today announced financial results for its first quarter ended March 31, 2010.

First Quarter Highlights

  The company reported total revenues of $60.7 million compared to $66.8 million for the same period in 2009, a decrease of 9.1%.
  EBITDA (defined below) for the first quarter of 2010 was $17.5 million compared to $23.4 million in the same period of 2009.
  Backlog as of March 31, 2010 was approximately $145 million. Backlog as of December 31, 2009 was approximately $153.1 million. Backlog as of March 31, 2009 was $248 million.
  Net loss for the first quarter of 2010 was ($7.2) million compared to a net loss of ($0.2) million in the same period of 2009.
  Pro forma for the IPO completed on April 27, 2010, the loss per share for the first quarter of 2010 would have been ($0.20) compared to a loss per share of ($0.01) in the same period in 2009, also pro forma for the IPO of the company's shares. See below for pro forma earnings per share reconciliation.
  Pro forma liquidity as of March 31, 2010 was $147.0 million, giving effect to the financing transactions noted below. See below for pro forma liquidity reconciliation.

First Quarter Results

The following table sets forth our consolidated revenues for the period ending March 31, 2010 and for the corresponding period in 2009.

	Three Month Period Ended
		March 31,
	2010		2009
Amounts in millions	Amount	%	Amount	%
Seismic data services	$44.8	74%	$62.1	93%
Multi-client	15.9	26%	4.7	7%
Total	$60.7	100%	$66.8	100%

Revenues by Region	Three Month Period Ended
		March 31,
	2010		2009
	Amount	%	Amount	%
US	$19.3	32%	$21.5	32%
Latin America	18.3	30%	15.7	24%
Europe, Africa, Middle East (EAME)	0.2	0%	9.4	14%
Asia Pacific	22.9	38%	20.2	30%
Total	$60.7	100%	$66.8	100%

The revenue decrease in the first quarter of 2010 compared to the same quarter of 2009 was primarily the result of program delays caused by adverse weather conditions, crew scheduling and start-up cycles, and a reduction in demand for our seismic data caused by generally lower exploration and production spending by our clients.

The Company's proprietary seismic acquisition revenue totaled $44.8 million as compared to $62.1 million for the same period of 2009, a decrease of $17.3 million or 28%.  The decrease in U.S. seismic acquisition revenue of $13.4 million is primarily a result of a shift from proprietary to multi-client demand in the North American unconventional resource plays. International proprietary seismic acquisition revenues for the same period in 2010 declined $3.9 million or 9% compared to the same period in 2009. The revenues from our Europe, Africa and Middle East operations decreased by $9.2 million, primarily due to crew reductions in 2010, while the revenues from our Latin America and Asia Pacific operations increased by $2.6 million and $2.7 million, respectively.

Multi-client revenues increased to $15.9 million for the period ending March 31, 2010 from $4.7 million, an increase of $11.2 million or 238%. The $15.9 million in multi-client revenues included $11.6 million of pre-commitment revenue and $4.3 million of late sale revenue. The increase was mainly the result of additional projects in Eagleford, Haynesville, and Bakken shale plays.

Operating expenses increased by $4.6 million to $58.9 million for the quarter ended March 31, 2010, an increase of 8.5% compared to the same period in 2009. Depreciation and amortization expense increased to $23.8 million as compared to $18.3 million for the same period in 2009.  The increase is also the result of the timing of mobilization costs that are capitalized and later expensed as data acquisition progresses. In the three months ended March 31, 2009, the Company capitalized $9.5 million of expenses associated with crew mobilization as compared to the first quarter of 2010 where the company recognized expenses of $7.6 million, a swing of $17.1 million.

Included in depreciation and amortization expense for the period ending March 31, 2010 is amortization of multi-client library assets of $8.7 million as compared to $3.7 million for the same period of 2009.

The following table summarizes data for our multi-client services:

	Three Month Period Ended March 31,
Amounts in millions	2010	2009
Multi-client recognized revenues	$15.9	$4.7
Cash investment in multi-client library assets	25.3	4.9
Capitalized depreciation (1)	5.5	0.4

Total capitalized investment at cost (cumulative, at period end)	$106.0	$33.5
Less: Accumulated amortization of multi-client library assets	46.5	22.8
Multi-client net book value (at period end)	$59.5	$10.7

(1)    Represents capitalized cost of the equipment owned and leased by us and utilized in connection with a multi-client seismic acquisition.

The total pre-commitments that had not been recognized as revenue as of March 31, 2010 were $98.9 million compared to $11.5 million as of March 31, 2009.

Subsequent Events

On April 27, 2010, the company completed an Initial Public Offering ("IPO") of the Company's shares which were listed on the New York Stock Exchange. The net proceeds from this offering were approximately $76.4 million after deducting underwriting discounts, fees and offering expenses.

Concurrently with the close of the IPO, the Company also completed the issuance of $200 million in aggregate principal of its 10 1/2% Senior Notes due May 1, 2017 (the "Notes"). The Company received net proceeds from the offering of approximately $189.0 million after deducting the Initial Purchasers' discounts, offering expenses, and original issue discount.

Proceeds from the IPO and concurrent Senior Notes offerings were applied toward the refinancing of the Company's Credit Facilities and the repayment of its Construction Loan (both as defined in the Prospectus dated April 27, 2010).

On April 30, 2010, the Company completed the closing of a new senior secured $50 million revolving credit facility with Bank of America, N.A., as administrative agent for the lenders.

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call for Tuesday, May 11, 2010, at 11:00 a.m. Eastern Time.   Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Title: Global Geophysical Services Q1 Earnings

Domestic Participants: Toll free 1-888-233-8008 (conf code: 6226340)

International Participants: Toll +1 913-312-1226 (conf code: 6226340)

The call will also be archived for on-demand replay for 30 days.

Replay Telephone Numbers:

Toll: +1 719-457-0820

Toll free: 1-888-203-1112

Passcode: 6226340

About Global Geophysical Services, Inc.

Global Geophysical Services (NYSE:GGS) is a leading worldwide provider of "reservoir grade" (RG3D®) seismic data acquisition services, data processing, interpretation services and multi-client seismic data library products to an international client base. Headquartered in Houston, Texas, GGS was built from the ground up by a team of the most experienced leaders in the seismic industry. Global Geophysical Services combines innovative design techniques and environmental responsibility with advanced application of modern and emerging technologies to facilitate the success of its clients. To learn more about Global Geophysical, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

Non-GAAP Financial Measure

This press release contains information about the Company's EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) before interest expense, net, taxes, depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

The Company defines EBITDA as Net Income before Interest, Taxes, Depreciation, and Amortization. EBITDA is not a measure of financial performance derived in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered in isolation or as an alternative to net income as an indication of operating performance. The table below presents a reconciliation of EBITDA to Net Income:

	Three Month Period Ended March 31,
Amounts in millions	2010	2009
Net loss	($7.2)	($0.2)
Interest expense, net	4.5	4.7
Taxes	(3.6)	0.6
Depreciation and Amortization	23.8	18.3
EBITDA	$17.5	$23.4

The table below presents pro forma earnings per share for the three months ended March 31, 2010 and 2009 after giving effect to the initial public offering:

	Three Month Period Ended March 31,
Amounts in millions except per share data	2010	2009
Net loss	($7.2)	($0.2)

Shares outstanding prior to IPO	28.9	28.4
Shares issued during IPO	7.0	0.0
Total shares outstanding	35.9	28.4

Loss per share	($0.20)	($0.01)

The table below presents actual and pro forma liquidity as of March 31, 2010, giving effect to the IPO, Senior Notes and Senior Secured Revolving Credit Facility:

	March 31, 2010
Amounts in millions	As Reported	Pro forma
Cash	$9.5	$9.5
IPO proceeds, net	0.0	76.4
Senior Notes Offering proceeds, net	0.0	189.0
Payoff debt and related fees	0.0	(177.9)
Available revolver	30.0	50.0
Total liquidity	$39.5	$147.0

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. A discussion of these factors, including risks and uncertainties, is set forth under "Risk Factors" in our Registration Statement on Form S-1/A filed with the Securities and Exchange Commission. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under the circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Registration Statement on Form S-1/A filed with the Securities and Exchange Commission.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month Period Ended March 31,
	2010	2009
	(unaudited)

REVENUES	$ 60,661,196	$ 66,835,551

OPERATING EXPENSES	58,860,382	54,256,539

GROSS PROFIT	1,800,814	12,579,012

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	8,249,284	7,414,018

INCOME FROM OPERATIONS	(6,448,470)	5,164,994

OTHER INCOME (EXPENSE)
Interest expense, net	(4,584,118)	(4,696,076)
Unrealized gain on derivative instruments	331,163	564,999
Foreign exchange loss	(216,234)	(632,562)
Other income (expense)	78,873	(7,374)
TOTAL OTHER EXPENSE	(4,390,316)	(4,771,013)

INCOME (LOSS) BEFORE INCOME TAXES	(10,838,786)	393,981

INCOME TAX EXPENSE (BENEFIT)	(3,601,268)	593,401

NET LOSS	$ (7,237,518)	$ (199,420)

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 9,522,004	$ 17,026,865
Restricted cash investments	5,677,771	5,346,066
Accounts receivable:
net of allowances for doubtful accounts of $1,697,830 at March 31, 2010 and December 31, 2009	62,428,040	73,568,184
Income and other taxes receivable	11,237,210	10,159,498
Prepaid expenses and other current assets	2,244,160	10,626,831
TOTAL CURRENT ASSETS	91,109,185	116,727,444

PROPERTY AND EQUIPMENT, net	126,723,764	140,217,953

GOODWILL AND OTHER INTANGIBLES	15,827,920	15,974,103

MULTI-CLIENT LIBRARY, net	59,504,572	37,395,521

OTHER	2,909,163	2,136,714

DEBT ISSUANCE COSTS, net	4,005,707	4,167,856

TOTAL ASSETS	$ 300,080,311	$ 316,619,591

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)

	March 31, 2010	December 31, 2009
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 34,828,666	$ 34,272,606
Current portion of long-term debt	1,434,062	1,983,282
Current portion of capital lease obligations	909,584	1,767,353
Income and other taxes payable	445,457	875,255
Deferred revenue	40,830,873	43,545,291
Liability on derivative instruments	--	331,163
TOTAL CURRENT LIABILITIES	78,448,642	82,774,950

DEFERRED INCOME TAXES	740,630	3,826,131

LONG-TERM DEBT, net of current portion and unamortized discount	165,836,631	165,794,658

CAPITAL LEASE OBLIGATIONS, net of current portion	169,131	295,665

TOTAL LIABILITIES	245,195,034	252,691,404

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.01 par value, authorized 50,000,000 shares, 28,358,394 issued and 20,616,107 and 20,617,751 outstanding at March 31, 2010 and December 31, 2009, respectively, liquidation preference of $75,657,411	283,584	283,584
Class A Common stock, $.01 par value, authorized 30,000,000 shares, 4,000,000 issued and 3,709,100 outstanding at March 31, 2010 and December 31, 2009	40,000	40,000
Class B Common stock, $.01 par value, authorized 120,000,000 shares, 5,838,257 and 5,736,107 issued and 4,552,363 and 4,471,021 outstanding at March 31, 2010 and December 31, 2009, respectively	58,382	57,361
Additional paid-in capital	158,555,829	160,362,017
Accumulated deficit	(9,667,380)	(2,429,862)
	149,270,415	158,313,100
Less: treasury stock, at cost, 9,319,081 and 9,296,629 shares at March 31, 2010 and December 31, 2009, respectively	94,385,138	94,384,913
TOTAL STOCKHOLDERS' EQUITY	54,885,277	63,928,187

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 300,080,311	$ 316,619,591

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Month Period Ended March 31,
	2010	2009
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,237,518)	$ (199,420)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	23,765,728	18,320,555
Capitalized depreciation for multi-client library	(5,471,817)	(459,088)
Amortization of debt issuance costs	244,328	220,817
Stock-based compensation	693,801	355,187
Deferred tax expense	(3,085,501)	79,791
Unrealized gain on derivative instrument	(331,163)	(564,999)
Gain on disposal of property and equipment	(98,991)	--
Effects of changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	11,140,144	6,557,192
Prepaid expenses and other current assets	8,382,671	(9,336,296)
Other assets	(772,449)	61,412
Accounts payable and accrued expenses	(2,051,570)	(8,260,516)
Deferred revenue	(2,714,419)	98,796
Income and other taxes receivable	(1,077,712)	(1,873,738)
Income and other taxes payable	(429,798)	(1,281,000)
NET CASH PROVIDED BY OPERATING ACTIVITIES	20,955,734	3,718,693

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,378,824)	(168,727)
Investment in multi-client library	(25,329,533)	(4,889,366)
Change in restricted cash investments	(331,705)	1,502,265
Proceeds from the sale of property and equipment	152,398	--
NET CASH USED IN INVESTING ACTIVITIES	(26,887,664)	(3,555,828)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	--	(808,197)
Net payments on revolving credit facility	(589,426)	(21,000,000)
Principal payments on capital lease obligations	(984,303)	(1,466,079)
Purchase of treasury stock	(225)	(17)
Issuances of stock	1,023	100
NET CASH USED IN FINANCING ACTIVITIES	(1,572,931)	(23,274,193)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,504,861)	(23,111,328)

CASH AND CASH EQUIVALENTS, beginning of period	17,026,865	30,444,316

CASH AND CASH EQUIVALENTS, end of period	$ 9,522,004	$ 7,332,988
CONTACT:  Global Geophysical Services, Inc.
          Mathew Verghese, Chief Financial Officer
          713-808-1750
          Fax: (713) 972-1008
          ir@globalgeophysical.com
          www.globalgeophysical.com